Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1MEF of our report dated March 4, 2011, except for the third paragraph of Note 1, as to which the date is March 29, 2011, relating to the financial statements of Zipcar, Inc., which appears in the Registration Statement on Form S-1/A (No. 333-167220). We also consent to the reference to us under the heading “Experts” in the prospectus incorporated by reference into this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, MA

April 13, 2011